                                              Exhibit A
                   Detail of the Guarantees issued during the quarter ending 9/30/01

                                                                                                Date Of     Date of       Amount
Guarantor         On Behalf Of             Purpose             Name of Guaranteed Party          Issue    Expiration    Guaranteed
-----------------------------------------------------------------------------------------------------------------------------------
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Wisconsin Electric Power        07/17/2001  07/17/2002   $2,000,000
                                                                  Company
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Dynegy Power Marketing Inc.     07/27/2001  07/27/2002   $5,000,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   New York Independent            07/27/2001  07/27/2002   $2,000,000
                                                                  System Operator
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   DTE Energy Trading, Inc.        08/01/2001  08/01/2002   $3,000,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Southern Company Services       08/02/2001  08/02/2002     $100,000
                                                                  Inc.(as Agent)
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Bonneville Power                08/06/2001  08/05/2002     $500,000
                                                                   Administration
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   PacifiCorp                      08/06/2001  08/06/2002   $2,000,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Florida Power & Light Co.       08/06/2001  08/07/2002   $1,000,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Powerex Corporation             08/06/2001  08/08/2002   $3,000,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Seminole Electric Cooperative   08/20/2001  08/21/2002     $250,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Sask Power                      08/20/2001  08/26/2002   $1,000,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Wisconsin Public Power, Inc.    08/20/2001  10/10/2002     $500,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Otter Tail Corporation          08/30/2001  10/11/2002     $300,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Public Service Co. of           09/07/2001  09/09/2002   $2,000,000
                                                                  Colorado/SW PSC
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Dayton Power & Light Co.        09/07/2001  09/10/2002   $4,000,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Tucson Electric Power Co.       09/10/2001  09/10/2002   $1,000,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Salt River Project Agric.       09/10/2001  09/11/2002   $1,000,000
                                                                  & Imp. Power Dist.
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   MEAG Power                      09/12/2001  09/12/2002     $375,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   The Manitoba Hydro              09/20/2001  09/20/2002   $1,000,000
                                                                  Electric Board
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Eugene Water & Electric Board   09/27/2001  09/27/2002     $500,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   NRG Power Marketing, Inc.       09/28/2001  09/30/2002   $2,000,000
Alliant Energy   Cargill-Alliant   Bulk Power Purchase/Sales   Louisville Gas & Electric Co.   09/28/2001  12/31/2002   $2,000,000

                                                                                                                       $34,525,000
                                                                                                                       ===========


Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   Western Resources, Inc.         07/02/2001  07/02/2002     $500,000
Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   Virginia Electric & Power Co.   07/03/2001  07/03/2002   $5,000,000
Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   Oklahoma Gas & Electric         07/05/2001  07/05/2002     $500,000
Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   Tennessee Valley Authority      07/05/2001  07/05/2002     $500,000
Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   Sempra Energy Trading           08/16/2001  08/16/2002   $1,000,000
Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   Nebraska Public Power District  08/16/2001  08/16/2002     $250,000
Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   Pinnacle West Capital           08/22/2001  08/22/2002   $1,000,000
                                                                &/or AZ Public Service Co.
Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   IDACORP Energy L.P.             09/10/2001  09/10/2002   $1,500,000
Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   Avista Corp.                    09/10/2001  09/10/2002   $1,000,000
Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   MidAmerican Energy Company      09/14/2001  09/14/2002   $1,000,000
Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   PP&L, Inc.                      09/14/2001  09/14/2002   $1,000,000
Cargill          Cargill-Alliant   Bulk Power Purchase/Sales   Northern States Power Co.       09/17/2001  09/17/2002   $1,000,000

                                                                                                                       $14,250,000
                                                                                                                       ===========

Total Cargill & Alliant Energy Combined *                                                                              $48,775,000

Alliant Energy Liability is 50% of Total Cargill & Alliant Energy Guarantees Combined                                  $24,387,500


Resources        NG Energy         Natural Gas/Oil Purchases  TXU Energy Trading               08/16/2001  03/31/2002   $5,000,000
                 Trading, LLC      & Sales/Derivatives            Company

Resources        NG Energy         Natural Gas/Oil Purchases  Virginia Power Energy            09/14/2001  09/16/2002   $2,000,000
                 Trading, LLC      & Sales/Derivatives           Marketing, Inc.

Alliant Energy   Peak Pacific      Power Generation           IFC                              09/21/2001              $13,530,000
                  Investment Co.
                  Ltd.

* This amount includes amendments and renewals of existing guarantees issued during the quarter.

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


                                               Exhibit A Continued
                          Detail of the Guarantees issued during the quarter ending 9/30/01

                                                                                                                           Amount
Guarantor            On Behalf Of         Purpose               Name of Guaranteed Party             Period             Guaranteed
-----------------------------------------------------------------------------------------------------------------------------------
Bonds:
Alliant Energy       RMT              Performance Bond          Aramark Uniform Services          8/17/01-8/17/02         $247,221
Alliant Energy       RMT              Tank Removal              City of West Lake Hills           7/12/01-7/12/02          $10,000
                                         Permit Bond
Alliant Energy       Whiting          Heavy Load Bond           Brazoria County                   7/27/01-7/27/02          $50,000
Alliant Energy       Whiting          Nationwide Oil            Bureau of Indian Affairs          7/25/01-7/25/02          $75,000
                                         & Gas
Alliant Energy       Whiting          Heavy Load Bond           Montgomery County                 8/31/01-8/31/02          $10,000
Alliant Energy       Whiting          Oil, Gas Bond             State of Oklahoma                 8/26/01-8/26/02          $25,000
Alliant Energy       Whiting          Nationwide                US Dept. of the Interior          8/7/01-8/7/02           $150,000
                                         Oil & Gas
Alliant Energy       Whiting          Owners Blanket            State of Wyoming                  8/12/01-8/12/02          $25,000
                                         Bond
Alliant Energy       WP&L/AECS        Worker's Compen-          State of Wisconsin                7/1/01-7/1/02           $500,000
                                         sation Bond
Alliant Energy       Cogenex          Energy Savings            Central Maine Power               8/1/01-8/31/02          $210,000
                                                                                                                        ----------
                                                                                                                        $1,302,221

